UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

ECOLOGY COATINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 100 Auburn Hills, MI	48326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-370-9900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2008, the Company entered into a new, one year Consulting Services Agreement with Trimax, LLC (“Trimax”). Trimax will provide services to generate new revenue for the Company. Trimax will be paid $7,500/month. In addition, Trimax will be paid based on new revenue generated from Trimax’s efforts — 15% of collected new gross licensing and royalty revenue and 3% of new collected gross revenue from product sales. A copy of the Consulting Services Agreement is filed herewith as Exhibit 10.53 and is incorporated by reference. The entry into the original Consulting Agreement with Trimax, LLC was reported in our Form 8-K filed with the Commission on July 30, 2007 and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On November 11, 2008, the Company settled its lawsuit against Trimax Gaming, LLC and Daryl Repokis pending in Oakland County Circuit Court, Pontiac, Michigan. The filing of the suit was reported in our Form 8-K filed with the Commission on September 19, 2008 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.53	Consulting Services Agreement dated November 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: November 12, 2008	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.53	Consulting Services Agreement dated November 11, 2008